EXHIBIT 5


                  [LETTERHEAD OF S. FRIEDMAN & CO., ADVOCATES]

                           Tel-Aviv, February 4, 2010
                              Our file: 213052.000


Magal Security Systems Ltd.
P.O. Box 70
Industrial Zone Yehud 56100
Israel


                  Re: Magal Security Systems Ltd.
                      ---------------------------

Ladies and Gentlemen:

         As Israeli counsel to Magal Security Systems Ltd., a company organized under the laws of the State of Israel (the "Company"), we refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on behalf of the Company, relating to 1,000,000 Ordinary Shares, NIS
1.0 nominal value per share, of the Company (the "Shares"), issuable upon the exercise of options previously granted or to be granted in the future under the Company's Amended and Restated 2003 Israeli Share Option Plan (the "Plan").

         We are members of the Israel Bar and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

         As Israeli counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. In rendering our opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us, the conformity to original documents of all documents submitted to us as certified, conformed or photographic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Plan and, when paid for and issued in accordance with the terms of the Plan and the grants thereunder, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ S. Friedman & Co., Advocates
                                                S. Friedman & Co., Advocates